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                                                                    EXHIBIT 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

     PURSUANT TO SS.906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.SS.1350)

     I, David B. Potts, as the Executive Vice President and Chief Financial Officer of ARRIS Group, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the period ended March 31, 2004, which accompanies this certification fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of ARRIS Group, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.


                                       Dated this 10th day of May 2004.



                                       /s/ David B. Potts
                                       -----------------------------------------
                                       David B. Potts
                                       Executive Vice President, Chief Financial
                                       Officer, and Chief Information Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ARRIS Group, Inc. and will be retained by ARRIS Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




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